Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned officers of Kaibo Foods Company Limited. (the "Company") hereby certifies that, to his or her knowledge, the Company's Annual Report on Form 10-K to which this certification is attached (the "Report"), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Joanny Kwok
Joanny Kwok, Chief Executive Officer
(Principal Executive Officer)

/s/ Ken Tsang
Ken Tsang, Chief Financial Officer
(Principal Financial and Accounting Officer)

April 16, 2012